UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2020
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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37712	90-1184262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ROSE	The NASDAQ Capital Market
Class A Common Stock Public Warrants	ROSEW	The NASDAQ Capital Market
Class A Common Stock Public Units	ROSEU	The NASDAQ Capital Market

Item 8.01 Other Events.

Rosehill Resources Inc., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to avail ourselves of an extension of time to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), originally due by May 15, 2020. On March 4, 2020, the SEC issued an order (Release No. 34-88318) under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465) (the “SEC Order”), that provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the outbreak and spread of the COVID-19 coronavirus pandemic (“COVID-19”).

The Company has experienced significant disruptions to our business and operations due to circumstances related to COVID-19. In particular, as a result of COVID-19, we are currently experiencing the closure of our offices due to “lock-down” or “stay at home” orders implemented in response to the COVID-19 pandemic and material reductions in personnel, and we have implemented remote working arrangements that have resulted in delays in our accounting and control procedures. In addition, the disruptions to our business caused by COVID-19 have resulted in a significant diversion of resources to attend to the operational needs of the business. As a result, we will require additional time to prepare and finalize our Quarterly Report due to circumstances related to COVID-19.

We presently intend to file the Quarterly Report as soon as possible, but no later than June 29, 2020, which is 45 days from the Quarterly Report’s original filing deadline of May 15, 2020.

In addition, in light of ongoing developments related to COVID-19, we are supplementing the risk factors previously disclosed under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, with the following risk factors:

The current outbreak of COVID-19 has adversely impacted our business, financial condition and results of operations and is likely to have a continuing adverse impact for a significant period of time.

The COVID-19 pandemic has caused a rapid and precipitous drop in demand for oil, which in turn has caused oil prices to plummet since the first week of March 2020, negatively affecting the Company’s cash flow, liquidity and financial position. Moreover, the uncertainty about the duration of the COVID-19 pandemic has caused storage constraints in the United States resulting from over-supply of produced oil, which is expected to significantly decrease our realized oil prices in the second quarter of 2020 and potentially beyond. Oil prices are expected to continue to be volatile as a result of these events and the ongoing COVID-19 outbreak, and as changes in oil inventories, oil demand and economic performance are reported. We cannot predict when oil prices will improve and stabilize.

The current pandemic and uncertainty about its length and depth in future periods has caused the realized oil prices we have received since February 2020 to be significantly reduced, adversely affecting our operating cash flow and liquidity. We expect this to continue until commodity prices recover, the timing and extent of which is uncertain. As a result of the depressed pricing environment, we have halted our drilling and completion activities for the remainder of 2020, which will continue to adversely impact production throughout 2020. While we continue to flexibly manage our operations, including capital expenditure levels, based on existing and expected market conditions, our lower levels of cash flow could affect our borrowing capacity and may require us to shut-in production that has become uneconomic. These conditions have also increased the difficulty in repaying, refinancing or restructuring our long-term debt and complying with our covenants in our debt agreements. For example, our failure to provide financial statements for the quarter ended March 31, 2020 by May 15, 2020 will constitute a default under our credit agreement and an event of default if not cured within 30 days thereafter. Please read the risk factor titled “If we are unable to comply with restrictions and covenants in our Amended and Restated Credit Agreement or Note Purchase Agreement, there could be a default under the terms of the agreements, which could result in termination of the commitments, foreclosure by our lenders or second lien holders or an acceleration of payments of funds that we have borrowed. The Class A Common Stock may not receive any value in such a scenario” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2019 for more information about the consequences of such a default and event of default.

The COVID-19 pandemic and its impact is rapidly evolving, and the ultimate impact of this pandemic is highly uncertain and subject to change. The extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on future developments, including the duration and spread of the pandemic, its severity, the actions by governments, businesses and individuals in response to the situation, how the pandemic and measures taken in response to it impact demand for oil, the availability of personnel, equipment and services critical to our ability to operate our properties, and how quickly and to what extent normal economic and operating conditions can resume, each of which is highly uncertain and cannot be predicted.

There can be no assurance we will complete a consensual restructuring or that we would realize expected benefits from any such restructuring, if completed. If we are unable to successfully complete a consensual out of court restructuring, we may seek protection under Chapter 11 of the Bankruptcy Code, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

As previously reported in the Current Report on Form 8-K filed May 5, 2020, on May 4, 2020 we entered into a Forbearance Agreement with the lenders under the Amended and Restated Credit Agreement, dated as of March 28, 2018, by and among Rosehill Operating, as borrower, the Company, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions party thereto, as lenders. Pursuant to the Forbearance Agreement, subject to certain terms and conditions, the lenders have agreed to forbear from exercising any rights or remedies arising from certain events of default under the Amended and Restated Credit Agreement. In addition, the scheduled redetermination of the borrowing base that was scheduled to occur on or about April 1, 2020, which we expected to result in a borrowing base deficiency, has been postponed throughout the forbearance period. The Forbearance Agreement will terminate on July 3, 2020. The Forbearance Agreement may be terminated earlier, if the Company and certain stakeholders do not agree to a term sheet for a restructuring transaction within 25 days of the Forbearance Agreement, or if the Company and those certain stakeholders do not enter into a restructuring support agreement within 40 days of the Forbearance Agreement. Reaching agreement and entering into a restructuring support agreement requires consensus of multiple stakeholders. No assurances can be made that our stakeholders will be able to agree to a term sheet for a restructuring transaction or a restructuring support agreement as required under the Forbearance Agreement. Even if our stakeholders enter into a restructuring support agreement, there can be no assurance that such restructuring will be consummated as contemplated or that we will realize the expected benefits thereof. Any restructuring may have a material adverse effect on our financial condition and the value of our common stock.

If we are unable to agree to terms regarding a consensual restructuring prior to the termination of the Forbearance Agreement, we may be compelled to seek protection under Chapter 11 of the Bankruptcy Code, which could have a material adverse effect on our business, financial condition, results of operations and liquidity. So long as a proceeding related to a Chapter 11 bankruptcy is ongoing, our senior management would be required to spend a significant amount of time and effort dealing with the reorganization, which would pull resources away from our business operations. Bankruptcy protection also might make it more difficult to retain management and other key personnel necessary to the success and growth of our business. In addition, the longer a proceeding related to a bankruptcy continues, the more likely it is that our customers and suppliers would lose confidence in our ability to reorganize our businesses successfully and may seek to establish alternative commercial relationships or request financial assurances such as letters of credit and cash deposits. It is not possible to predict the outcome of any bankruptcy proceeding and in the event of a bankruptcy proceeding, there can be no assurance that we would be able to restructure as a going concern or successfully propose or implement a plan of reorganization that provides for the continuation of the business post-bankruptcy.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the Company’s ability to file its Quarterly Report, uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s oil, natural gas and natural gas liquids, and global economic activity in general. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Such statements are subject to risks and uncertainties that could cause results to differ materially from the Company’s expectations, including our ability to continue as a going concern, our ability to prepare our quarterly financials and file our Form 10-Q within the expected timeframe, the impact of the COVID-19 pandemic and the actions by governments, businesses and individuals in response to the pandemic, any further decline in, sustained depression in and volatility of expected and realized commodity prices for oil, natural gas and natural gas liquids, and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, many of which may be aggravated by the effects of the COVID-19 pandemic. While the Company makes these statements in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date:	May 14, 2020	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer